Exhibit 99.1

Digimarc Reports Second Quarter 2026 Financial Results

Narrowing our Aperture to Accelerate

Beaverton, Ore. – August 13, 2026 – Digimarc Corporation (NASDAQ: DMRC) reported financial results for the second quarter ended June 30, 2026.

"We are already starting to see early signs that our re-modeled execution focus and discipline are paying off, and the results are showing up in our pipeline across both Retail and CPG," said Paul Carreiro, Digimarc CEO. "This is a company with world leading technology that the global Central Bank Counterfeit Deterrence Group (CBCDG) has trusted for over 25 years and with global brands as customers, and now the leadership and structure forming to scale — I'm confident this is just the beginning."

Second Quarter 2026 Financial Results

Total revenue for the second quarter of 2026 was $7.4 million compared to $8.0 million for the second quarter of 2025.

Subscription revenue for the second quarter of 2026 was $3.7 million compared to $4.6 million for the second quarter of 2025. The decrease reflects $0.8 million of lower commercial subscription revenue from the expiration of a commercial contract in October 2025.

Service revenue for the second quarter of 2026 was $3.6 million compared to $3.4 million for the second quarter of 2025. The increase primarily reflects higher service revenue from existing commercial and government customers.

Ending ARR(1) as of June 30, 2026 was $11.6 million compared to $15.9 million as of June 30, 2025. The decrease primarily reflects the expiration of a commercial contract in October 2025 that accounted for $3.1 million of ARR and the step-down in another commercial contract in June 2026 that accounted for $2.6 million of ARR, partially offset by $1.5 million of net increases to ARR from new and existing commercial contracts.

Gross profit margin for the second quarter of 2026 was 58% compared to 59% for the second quarter of 2025. Subscription gross profit margin(2) increased to 89% from 85% and service gross profit margin(2) increased to 60% from 59% for the second quarter of 2026 compared to the second quarter of 2025.

Non-GAAP gross profit margin for the second quarter of 2026 was 83% compared to 80% for the second quarter of 2025.

Operating expenses for the second quarter of 2026 were $16.7 million compared to $13.1 million for the second quarter of 2025. The increase primarily reflects increases of stock-based compensation expense of $4.0 million and professional services costs of $0.4 million, partially offset by decreases in cash compensation of $0.3 million, software and hardware costs of $0.2 million, and other costs of $0.4 million. The $4.0 million increase in stock-based compensation expense includes $5.4 million of one-time expense related to the acceleration of unvested equity awards held by our former CEO, partially offset by $1.4 million of lower stock-based compensation expense largely due to a lower number of employee stock grants. The $0.4 million increase in professional services costs includes $0.4 million of one-time costs associated with the recent corporate reorganization. The $0.3 million decrease in cash compensation costs includes $1.0 million of lower costs largely due to lower headcount, partially offset by one-time cash severance costs of $0.7 million paid to our former CEO.

Non-GAAP operating expenses for the second quarter of 2026 were $8.1 million compared to $8.9 million for the second quarter of 2025.

Net loss for the second quarter of 2026 was $12.1 million or ($0.54) per diluted share compared to $8.2 million or ($0.38) per diluted share for the second quarter of 2025.

Non-GAAP net loss for the second quarter of 2026 was $1.7 million or ($0.08) per diluted share compared to $2.3 million or ($0.11) per diluted share for the second quarter of 2025.

At June 30, 2026, cash, cash equivalents and marketable securities totaled $8.8 million compared to $12.9 million at December 31, 2025. Free cash flow usage for the second quarter of 2026 was $1.0 million compared to $5.0 million for the second quarter of 2025.

(1) Annual Recurring Revenue (ARR) is a company performance metric calculated as the aggregation of annualized subscription fees from all of our commercial contracts as of the measurement date.

(2) Cost of revenue, Gross profit and Gross profit margin for Subscription and Service excludes amortization expense on acquired intangible assets.

Conference Call

Digimarc will hold a conference call today (Thursday, August 13, 2026) to discuss strategic priorities, quarterly highlights, and these financial results. CEO Paul Carreiro and CFO Charles Beck will host the call starting at 5:00 p.m. Eastern time (2:00 p.m. Pacific time). A question and answer session will follow management’s prepared remarks.

The conference call and investor presentation will be broadcast live and available for replay here and in the investor section of the company’s website. The investor presentation will also be posted to the company’s website shortly before the call.

For those who wish to call in via telephone to ask a question, please dial the number below at least five minutes before the scheduled start time. We encourage you to also login to the live broadcast so you can follow along with the investor presentation.

Toll Free number: 877-407-0832

International number: 201-689-8433

Conference ID number: 13754823

Company Contact:

Charles Beck

Chief Financial Officer
Charles.Beck@digimarc.com

+1 503-469-4721

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About Digimarc

Digimarc Corporation (NASDAQ: DMRC) is building the trust layer for the modern world. As AI accelerates how we produce, share, and interact with the world, the risks of fraud, counterfeiting, and misinformation are growing exponentially. Our innovative, highly scalable, and ultra-secure solutions make it possible for consumers, businesses, and intelligent systems to instantly verify what's real, protect what matters, and transact with confidence. Digimarc's solutions for loss prevention, authentication, and digital are built to counter the speed and sophistication of today's AI-enabled threats. Trusted by the world's central banks to deter the counterfeiting of global currency, we exist to protect truth in every interaction, spanning both the physical and digital worlds. Learn more at Digimarc.com.

Forward-Looking Statements

Except for historical information contained in this release, the matters described in this release contain various “forward-looking statements.” These forward-looking statements include statements identified by terminology such as “will,” “should,” "may," “expects,” “estimates,” “predicts” and “continue” or other derivations of these or other comparable terms. These forward-looking statements are statements of management’s opinion and are subject to various assumptions, risks, uncertainties and changes in circumstances. Actual results may vary materially from those expressed or implied from the statements in this release as a result of changes in economic, business and regulatory factors. More detailed information about risk factors that may affect actual results are outlined in the company’s Form 10-K for the year ended December 31, 2025, and in subsequent periodic reports filed with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s opinions only as of the date of this release. Except as required by law, Digimarc undertakes no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this release.

Non-GAAP Financial Measures

This release contains the following non-GAAP financial measures: Non-GAAP gross profit, Non-GAAP gross profit margin, Non-GAAP operating expenses, Non-GAAP net loss, Non-GAAP net loss per diluted share, and free cash flow. See below for a reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure. These non-GAAP financial measures are an important measure of our operating performance because they allow management, investors and analysts to evaluate and assess our core operating results from period-to-period after removing non-cash and non-recurring activities that affect comparability. Our management uses these non-GAAP financial measures in evaluating its financial and operational decision making and as a means to evaluate period-to-period comparisons.

Digimarc believes that providing these non-GAAP financial measures, together with the reconciliation to GAAP, helps management and investors make comparisons between us and other companies. In making any comparisons to other companies, investors need to be aware that companies use different non-GAAP measures to evaluate their financial performance. Investors should pay close attention to the specific definition being used and to the reconciliation between such measures and the corresponding GAAP measures provided by each company under applicable SEC rules. These non-GAAP financial measures are not measurements of financial performance or liquidity under GAAP. In order to facilitate a clear understanding of its consolidated historical operating results, investors should examine Digimarc’s non-GAAP financial measures in conjunction with its historical GAAP financial information, and investors should not consider non-GAAP financial measures in isolation or as substitutes for performance measures calculated in accordance with GAAP.  Non-GAAP financial measures should be viewed as supplemental to, and should not be considered as alternatives to, GAAP financial measures. Non-GAAP financial measures may not be indicative of the historical operating results of the Company nor are they intended to be predictive of potential future results.

Digimarc Corporation

Consolidated Statements of Operations

(in thousands, except per share amounts)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Revenue:
Subscription	$3,742	$4,624	$8,110	$9,938
Service	3,646	3,386	6,856	7,440
Total revenue	7,388	8,010	14,966	17,378
Cost of revenue:
Subscription (2)	417	715	872	1,459
Service (2)	1,470	1,383	2,848	2,790
Amortization expense on acquired intangible assets	1,201	1,205	2,409	2,337
Total cost of revenue	3,088	3,303	6,129	6,586
Gross profit:
Subscription (2)	3,325	3,909	7,238	8,479
Service (2)	2,176	2,003	4,008	4,650
Amortization expense on acquired intangible assets	(1,201)	(1,205)	(2,409)	(2,337)
Total gross profit	4,300	4,707	8,837	10,792
Gross profit margin:
Subscription (2)	89%	85%	89%	85%
Service (2)	60%	59%	58%	63%
Total	58%	59%	59%	62%

Operating expenses:
Sales and marketing	2,414	3,231	4,496	8,309
Research, development and engineering	3,652	4,536	7,399	12,170
General and administrative	10,311	5,078	15,866	10,259
Amortization expense on acquired intangible assets	287	288	576	559
Total operating expenses	16,664	13,133	28,337	31,297

Operating loss	(12,364)	(8,426)	(19,500)	(20,505)
Other income, net	229	210	400	579
Loss before income taxes	(12,135)	(8,216)	(19,100)	(19,926)
Benefit (provision) for income taxes	4	(4)	3	(24)
Net loss	(12,131)	(8,220)	(19,097)	(19,950)
Net loss attributable to non-controlling interest	(17)	-	(17)	-
Net loss attributable to Digimarc Corporation	$(12,114)	$(8,220)	$(19,080)	$(19,950)

Net loss per share:
Net loss per share attributable to Digimarc Corporation common shareholders — basic	$(0.54)	$(0.38)	$(0.86)	$(0.93)
Net loss per share attributable to Digimarc Corporation common shareholders — diluted	$(0.54)	$(0.38)	$(0.86)	$(0.93)
Weighted average shares outstanding — basic	22,268	21,608	22,139	21,565
Weighted average shares outstanding — diluted	22,268	21,608	22,139	21,565

Digimarc Corporation

Reconciliation of GAAP to Non-GAAP Financial Measures

(in thousands, except per share amounts)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
GAAP gross profit	$4,300	$4,707	$8,837	$10,792
Amortization of acquired intangible assets	1,201	1,205	2,409	2,337
Amortization and write-off of other intangible assets	206	219	414	438
Stock-based compensation	401	253	747	390
Non-GAAP gross profit	$6,108	$6,384	$12,407	$13,957
Non-GAAP gross profit margin	83%	80%	83%	80%

GAAP operating expenses	$16,664	$13,133	$28,337	$31,297
Depreciation and write-off of property and equipment	(146)	(138)	(300)	(284)
Amortization of acquired intangible assets	(287)	(288)	(576)	(559)
Amortization and write-off of other intangible assets	(99)	(227)	(221)	(201)
Amortization of lease right of use assets under operating leases	(122)	(103)	(240)	(201)
Stock-based compensation	(7,524)	(3,518)	(9,187)	(4,641)
Corporate reorganization expenses	(433)	—	(1,656)	—
Non-GAAP operating expenses	$8,053	$8,859	$16,157	$25,411

GAAP net loss	$(12,131)	$(8,220)	$(19,097)	$(19,950)
Total adjustments to gross profit	1,808	1,677	3,570	3,165
Total adjustments to operating expenses	8,611	4,274	12,180	5,886
Non-GAAP net loss	(1,712)	(2,269)	(3,347)	(10,899)
Non-GAAP net loss attributable to non-controlling interest	(2)	-	(2)	-
Non-GAAP net loss attributable to Digimarc Corporation	$(1,710)	$(2,269)	$(3,345)	$(10,899)

GAAP net loss per diluted share	$(0.54)	$(0.38)	$(0.86)	$(0.93)
Non-GAAP net loss attributable to Digimarc Corporation	$(1,710)	$(2,269)	$(3,345)	$(10,899)
Non-GAAP net loss per diluted share attributable to Digimarc Corporation common shareholders	$(0.08)	$(0.11)	$(0.15)	$(0.51)

Free cash flow
Cash flows from operating activities	$(790)	$(4,688)	$(2,637)	$(10,174)
Purchase of property and equipment	(51)	(198)	(95)	(253)
Capitalized patent costs	(113)	(120)	(190)	(208)
Free cash flow	$(954)	$(5,006)	$(2,922)	$(10,635)

Digimarc Corporation

Consolidated Balance Sheet Information

(in thousands)

(Unaudited)

	June 30,	December 31,
	2026	2025
ASSETS
Current assets:
Cash and cash equivalents	$6,932	$9,820
Marketable securities	1,823	3,046
Trade accounts receivable, net	6,462	6,513
Other current assets	2,624	1,961
Total current assets	17,841	21,340
Property and equipment, net	872	1,104
Intangibles, net	13,766	17,045
Goodwill	8,937	9,056
Lease right of use assets	2,998	3,238
Other assets	1,429	1,175
Total assets	$45,843	$52,958

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and other accrued liabilities	$7,850	$4,359
Deferred revenue	4,613	3,993
Total current liabilities	12,463	8,352
Long-term lease liabilities	3,816	4,314
Other long-term liabilities	125	63
Total liabilities	16,404	12,729

Shareholders’ equity:
Preferred stock	50	50
Common stock	23	22
Additional paid-in capital	433,215	424,665
Accumulated deficit	(402,167)	(383,087)
Accumulated other comprehensive loss	(1,809)	(1,421)
Total shareholders’ equity - Digimarc Corporation	29,312	40,229
Non-controlling interest	127	—
Total equity	29,439	40,229
Total liabilities and equity	$45,843	$52,958

Digimarc Corporation

Consolidated Cash Flow Information

(in thousands)

(Unaudited)

	Six Months Ended June 30,
	2026	2025
Cash flows from operating activities:
Net loss	$(19,097)	$(19,950)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and write-off of property and equipment	300	284
Amortization of acquired intangible assets	2,985	2,896
Amortization and write-off of other intangible assets	635	639
Amortization of lease right of use assets under operating leases	240	201
Stock-based compensation	9,934	5,031
Increase (decrease) in allowance for doubtful accounts	15	311
Changes in operating assets and liabilities:
Trade accounts receivable	84	(442)
Other current assets	(857)	1,447
Other assets	(456)	(201)
Accounts payable and other accrued liabilities	3,300	79
Deferred revenue	616	(71)
Lease liability and other long-term liabilities	(336)	(398)
Net cash provided by (used in) operating activities	(2,637)	(10,174)

Cash flows from investing activities:
Purchase of property and equipment	(95)	(253)
Capitalized patent costs	(190)	(208)
Proceeds from maturities of marketable securities	2,351	13,741
Purchases of marketable securities	(1,127)	(3,355)
Net cash provided by (used in) investing activities	939	9,925

Cash flows from financing activities:
Issuance of common stock, net of issuance costs	262	—
Non-controlling interest capital contributions	56	—
Purchase of common stock	(1,462)	(2,048)
Repayment of loans	(17)	(18)
Net cash provided by (used in) financing activities	(1,161)	(2,066)
Effect of exchange rate on cash	(29)	59
Net increase (decrease) in cash and cash equivalents	$(2,888)	$(2,256)

Cash, cash equivalents and marketable securities at beginning of period	$12,866	$28,730
Cash, cash equivalents and marketable securities at end of period	8,755	16,088
Net increase (decrease) in cash, cash equivalents and marketable securities	$(4,111)	$(12,642)

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